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                      AMENDMENT TO SUB-ADVISORY AGREEMENT

                 WHEREAS, Mainstay Management, Inc. ("Mainstay Management") and MacKay-Shields Financial Corp. ("MacKay-Shields") are parties to an investment sub-advisory, on behalf of the Mainstay Strategic Value Fund series of The Mainstay Funds, dated October 21, 1997 (the "Agreement");

                 WHEREAS, Mainstay Management has converted from a corporation to a limited liability company under Delaware law;

                 WHEREAS, and MacKay-Shields has converted from a corporation to a limited liability company under Delaware law;

                 WHEREAS, the Board of Trustees of The MainStay Funds at its meeting on September 13, 1999 approved an amendment to the Agreement to reflect the conversion of each of Mainstay Management, Ins. and MacKay-Shields Financial Corp. to limited liability companies; and

                 NOW THEREFORE, the parties hereby agree as follows:

                 Effective as of October 1, 1999, the Agreement is hereby amended to delete each reference to Mainstay Management, Ins. in its entirety and replace it with MainStay Management LLC and to delete each reference to and MacKay-Shields Financial Corp. in its entirety and replace it with MacKay Shields LLC.

                 IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their duly authorized officers hereunto daily attested as of the 1st day of October, 1999.


                                     MainStay Management LLC


                                     By:
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 Attest



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                                     MacKay Shields LLC



                                     By:
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 Attest



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